Exhibit 13.1
Certifications of the CEO AND CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Envoy Capital Group Inc. (the “Company”) on Form 20-F for the year ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Geoffrey B. Genovese as Chief Executive Officer of the Company, and J. Joseph Leeder as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: December 22, 2008

By:	/s/ GEOFFREY B. GENOVESE
	Name:	Geoffrey B. Genovese
	Title:	Chairman, President and Chief Executive Officer

By:	/s/ J. JOSEPH LEEDER
	Name:	J. Joseph Leeder
	Title:	Vice President Mergers and Acquisitions and Chief Financial Officer

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.

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